Exhibit 99.1

pdvWireless Announces Leadership Transition

Company Vice Chairman Morgan O’Brien to Succeed John C. Pescatore as CEO

WOODLAND PARK, NJ – April 23, 2018 – pdvWireless, Inc., ("PDV", the “Company”) (NASDAQ: PDVW), a wireless communications carrier focused on developing and offering private network and mobile communication solutions for businesses, announced today that company Vice Chairman Morgan O’Brien is succeeding John C. Pescatore as the company’s CEO.  Mr. Pescatore will continue to serve on the board of directors as Vice Chairman.

Effective April 23, 2018, Mr. O’Brien will assume the role of CEO and will work closely with Mr. Pescatore to ensure a smooth transition while driving the Company's strategic initiatives forward. Mr. O’Brien’s vision, strategy and execution track record further aligns the Company with its highest priority of achieving success with its regulatory initiatives aimed at modernizing the 900 MHz spectrum band, enabling it to provide advanced, innovative and secure solutions to meet the long-term wireless needs of critical infrastructure and enterprise entities.

Brian McAuley, Chairman of the Board, commented, “On behalf of the board and management team, I would like to thank John for his significant contributions to pdvWireless.  John has been instrumental in transforming pdvWireless from a private to public company.  Under his leadership, the Company raised over $300 million to fund its strategic initiatives, established its TeamConnect business in seven major markets and advanced its FCC regulatory initiative by forging relationships with partners in the critical infrastructure and enterprise space.  It has been a pleasure working with John over the past 14 years to create a strong culture as a foundation for the future success of pdvWireless. We look forward to John’s ongoing involvement with the Company as Vice Chairman of our board, where his talents, experience and judgment will continue to help guide the Company and deliver value for our shareholders. Passing the baton from John to Morgan is a natural progression for pdvWireless to continue to grow and thrive, and Morgan is the ideal candidate to assume the role of CEO as we build towards a broadband future.”

“I am extremely proud of our team and our accomplishments during the last 14 years.  I am thrilled to have been able to serve the Company and help build a solid foundation to support our future growth,” said John C. Pescatore.  “We’ve made substantial progress in creating momentum in our FCC regulatory initiative which will allow us to expand our solutions to provide critical infrastructure and enterprise customers value-added, next generation broadband solutions.  We are well-positioned going forward, and under Morgan’s leadership, I’m confident that our talented team will achieve our vision.”

Pescatore continued, “On a personal note, I thank the Board of Directors, our team, shareholders and business partners for their support.  They have made the past decade so special and rewarding for me. Further, I am indebted to pdvWireless’s Chairman, Brian McAuley, for his wisdom and guidance, which has enhanced my professional growth and directly contributed to the strong momentum we currently enjoy in our business.”

Morgan O’Brien stated, “John has been an exceptional leader of our company for over a decade, and I am committed to carrying forward and accelerating our plans to evolve pdvWireless towards a broadband future. For the last six years, my principal daily occupation has been directing pdvWireless’s efforts to obtain, and then to craft, our regulatory initiative to modernize our 900 MHz band of spectrum and to advance the Company’s aspiration to make 6 MHz of broadband spectrum available nationwide for critical infrastructure wireless systems.  As CEO, I will continue those efforts while directing our team as a whole toward achieving our stated initiatives. I thank our Board for giving me the opportunity to lead the company into the future.”

About pdvWireless, Inc.

pdvWireless, Inc. is a private wireless communications carrier focused on utilizing its spectrum assets to develop and offer next generation network and mobile communication solutions to critical infrastructure and enterprise customers.  It is the largest holder of licensed nationwide spectrum in the 900 MHz band in the United States and is pursuing a regulatory process that seeks to modernize a portion of the 900 MHz band to accommodate the future deployment of broadband technologies and services.  pdvWireless operates private push-to-talk (“PTT”) networks in major markets throughout the United States and, by combining its PTT services with its patented and industry-validated SaaS technology, is improving team communication and field documentation across a wide array of industries, including transportation, distribution, construction, hospitality, waste management and field service. pdvWireless’ mobile workforce applications increase the productivity of field-based workers and the efficiency of their dispatch and call center operations.  pdvWireless' Chairman, Brian McAuley, and CEO, Morgan O'Brien, were the co-founders of Nextel Communications and have over 60 years of combined experience in two-way radio operations and successfully developing regulatory driven spectrum initiatives to address the unmet wireless communications needs of businesses. pdvWireless is headquartered in Woodland Park, New Jersey.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements are based on the Company’s current expectations, but are subject to a number of risks and uncertainties that could cause actual future results to differ materially from the Company’s current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) the Company’s spectrum initiatives and its related activities involving the FCC that the Company is pursuing with the goal of modernizing and realigning the 900 MHz spectrum band to increase its usability and capacity, including the potential future deployment of broadband and other advanced technologies and services, may not be successful on a timely basis or at all, and may require significant time and attention from its senior management team and the expenditure of significant resources; (ii) the Company may not be successful in identifying, developing and commercializing network and mobile communication solutions utilizing its current and future spectrum and commercially available technologies; (iii) the Company has a limited operating history with respect to its recently launched TeamConnect business; (iv) the Company has had net losses each year since its inception and may not achieve or maintain profitability in the future; (v) the Company’s indirect sales model may not be successful; (vi) the market for the Company’s TeamConnect service may not prove to be as large as and/or it may be more difficult for the Company to obtain customers for its TeamConnect service than it initially expected; (vii) the wireless communication industry is highly competitive and the Company may not be able to compete successfully; and (viii) government regulation could adversely affect the Company’s business and prospects. These and other factors that may affect the Company’s future results or operations are identified and described in more detail in its filings with the Securities and Exchange Commission (the “SEC”), including its Quarterly Report on Form 10-Q for the quarter ended December 31, 2017, filed with the SEC on February 6, 2018. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Contact
Natasha Vecchiarelli

Director of Corporate Communications

pdvWireless, Inc.

973-531-4397

ir@pdvwireless.com